Exhibit 99.1

Maui Land & Pineapple Company, Inc. Reports Fiscal Second Quarter 2026 Results

KAPALUA, Hawai‘i / August 14, 2026 (BusinessWire) – Maui Land & Pineapple Company, Inc. (NYSE: MLP) today reported financial results for the six months ended June 30, 2026.

The first half of the year was a period of steady progress for the Company. Its commercial real estate and land leasing businesses continued to generate dependable, recurring revenue totaling approximately $6.6 million for the six months ended June 30, 2026. The Company continued to invest across its business units including its development projects, agricultural ventures, and infrastructure facilities which will continue to build long-term value for the Company.

"Our commercial real estate and land leasing businesses continue to provide a stable foundation, and we are reinvesting that stability into a development pipeline we believe will produce meaningful land sales in the years ahead," said Race Randle, CEO of Maui Land & Pineapple Company, Inc. "The appointment of Ryan Panopio as our Chief Investment Officer brings dedicated leadership to that effort, and our progress toward a potential sale of certain water assets to the County of Maui is a good example of how we continue to prioritize community resiliency and recycle capital from non-core assets into higher-value opportunities. These steps reflect a clear and consistent strategy focused on creating long-term value for our shareholders and serving the needs of Maui's communities and families."

SEGMENT HIGHLIGHTS AT JUNE 30, 2025

Land Development and Sales: The Company continues to build momentum.

Reported Land Development and Sales revenue continues to build momentum with new opportunities, supported by over $20.0 million in contracted land sales and $12.0 million of new listings during the period. These include a $10.0 million purchase agreement with Harvest Church for a 6.5-acre parcel for its Kapalua campus which is currently in escrow and expected to close in 2027, and a $10.0 million agreement for the sale of an 8.783-acre Kapalua parcel also in escrow. Both sales transactions are subject to various closing conditions. The overall revenue decline year over year is almost entirely due to the pause of the Honokeana Homes Temporary Housing Project. Since the project’s roughly $3.2 million of prior-year revenue was matched by an equivalent amount of cost, its pause had virtually no impact on segment margin.

Commercial Real Estate Leasing: Recurring revenue provides a stable foundation.

The Company’s two recurring-revenue businesses continued to perform well. Its commercial real estate portfolio maintained 93% occupancy and generated $3.9 million in revenue for the six months ended June 30, 2026, consistent with the prior year and a reflection of the quality of these properties and the tenants they attract.

Land Leasing and Management: Land and water stewardship supports long-term value, not recurring costs.

Land leasing revenue grew year over year, demonstrating the Company's ability to generate income from its land without divesting it. Segment revenue for the six months ended June 30, 2026, increased by $0.2 million from the prior year's six month period. Segment expenses for the same period rose by $1.4 million, from $1.7 million to $3.1 million, driven largely by improvements and maintenance work in the portfolio. The Company has entered into a memorandum of understanding with the County of Maui regarding the potential sale of certain water assets. Furthermore, the acquisition would complete the Company’s responsible transition of these water systems to public management in a manner that provides meaningful community benefit.

Agribusiness Venture: A long-term agricultural opportunity takes shape.

The Company invested $0.8 million during the six months ended June 30, 2026, to advance the cultivation of drought-resistant blue agave at its 325-acre Hali‘imaile Ranch, bringing its total strategic investment in this new venture to approximately $2.5 million. This period marked a significant milestone in the venture, as the completion of the second phase of plantings expanded the farm to 80 acres. Non-capitalized operating expenses related to the farm were $0.1 million for the period. The Company views agave as a patient investment in a durable, land-based business that can generate revenue for years to come.

OPERATIONAL AND FINANCIAL SUMMARY

The financial results reflect reinvestment.

The Company’s reported net loss of $3.7 million for the first half of 2026 reflects a deliberate decision to invest in long-term value creation rather than short-term earnings. During the first half of the year, the Company invested approximately $1.6 million in development projects and $0.8 million in its agave venture, funded in part through its credit facility. General and administrative expenses for the same period increased by $0.5 million, from $2.5 million to $3.0 million, largely to add the people and audit capabilities needed to support a growing development business. A large portion of the reported GAAP net loss came from non-cash items, as the Company’s underlying cash operating loss for the six months was approximately $1.2 million. For the first half of 2026, reported GAAP net loss improved by $5.9 million compared with the prior year, driven mainly by the absence of charges related to the 2025 termination of the Company’s qualified pension plan. The Company’s decision to eliminate the use of new stock options in favor of restricted stock grants also contributed to this improvement. This change lowers compensation expense while keeping the interests of officers and directors aligned with those of shareholders.

Looking Ahead

Revenues from the Commercial Real Estate Leasing and Land Leasing and Management segments combined, contributed approximately $6.6 million of recurring revenue in the first half of the year, which provides the Company a dependable base to accomplish its plans. With a stable base of recurring revenue, a strengthened leadership team, a growing development pipeline, and continued progress on monetizing non-core water assets, the Company believes it is well positioned to continue turning its land into long-term value for shareholders and lasting benefit for the Maui community.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including Adjusted EBITDA, to provide information that may assist investors in understanding the Company's financial results and assessing its prospects for future performance. We believe that Adjusted EBITDA is an important indicator of our operating performance because it excludes items that are unrelated to, and may not be indicative of, our core operating results. This non-GAAP financial measure is not intended to represent and should not be considered a more meaningful measure than, or alternative to, measures of operating performance as determined in accordance with GAAP. To the extent we utilize such non-GAAP financial measures in the future, we expect to calculate them using a consistent method from period to period.

EBITDA is a non-GAAP financial measure defined as net income (loss) excluding interest, taxes, depreciation and amortization. Adjusted EBITDA is further adjusted for non-cash stock-based compensation expense, pension and post-retirement expenses, and bad debt. Adjusted EBITDA is a key measure used by the Company to evaluate operating performance, generate future operating plans and make strategic decisions for the allocation of capital. The Company presents Adjusted EBITDA to provide information that may assist investors in understanding its financial results. However, Adjusted EBITDA is not intended to be a substitute for net income (loss). A reconciliation of Adjusted EBITDA to the most directly comparable GAAP financial measure is provided further below.

Additional Information

More information about Maui Land & Pineapple Company’s first quarter 2026 operating results are available in the Form 10-Q filed with the Securities and Exchange Commission and posted at mauiland.com.

About Maui Land & Pineapple Company

Maui Land & Pineapple Company, Inc. (NYSE: MLP) is dedicated to the thoughtful stewardship of its portfolio, including over 22,000 acres of land along with approximately 247,000 square feet of commercial real estate. The Company envisions a future where Maui residents thrive in more resilient communities with sufficient housing supply, economic stability, food and water security, and deep connections between people and place. For over a century, MLP has built a legacy of thoughtful stewardship through conservation, agriculture, community building, and land management. The Company continues this legacy today with a mission to thoughtfully maximize the productive use of its assets to meet the critical needs of current and future generations.

Company assets include land for future residential communities and mixed-use projects within the world-renowned Kapalua Resort, home to luxury hotels such as The Ritz-Carlton Maui and The Resort at Kapalua Bay, pristine beaches, a network of walking and hiking trails, and the Pu‘u Kukui Watershed, the largest private nature preserve in Hawai‘i.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to cultivate and commercialize Agave, our ability to market and sell nonstrategic parcels in our portfolio including the sale of certain water infrastructure assets, and our ability to consummate land sales in escrow or active negotiations. These forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond the control of the Company. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the anticipated results discussed in these forward-looking statements because of possible uncertainties. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC's Internet site (http://www.sec.gov). We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether because of new information, future developments or otherwise.

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CONTACT

Investors:	Wade Kodama | Chief Financial Officer | Maui Land & Pineapple Company
e: wade@mauiland.com
Ryan Panopio | Chief Investment Officer | Maui Land & Pineapple Company
e: ryan@mauiland.com

Media:	Ashley Takitani Leahey | Vice President | Maui Land & Pineapple Company e: ashley@mauiland.com Dylan Beesley | Senior Vice President | Bennet Group Strategic Communications e: dylan@bennetgroup.com

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Six Months Ended June 30,
	2026	2025
	(in thousands except
	per share amounts)
OPERATING REVENUES

Land leasing and management	$2,689	$2,529
Agribusiness venture	-	-
Land development and sales	492	4,056
Commercial real estate leasing	3,916	3,821
Total operating revenues	7,097	10,406

OPERATING COSTS AND EXPENSES
Land leasing and management	3,108	1,741
Agribusiness venture	93	35
Land development and sales	624	4,119
Commercial real estate leasing	1,679	1,626
General and administrative	2,982	2,514
Share-based compensation	1,932	2,321
Depreciation	490	541
Total operating costs and expenses	10,908	12,897

OPERATING LOSS	(3,811)	(2,491)

Gain (loss) on assets disposal, net	-	1
Other income	327	455
Pension and other post-retirement expenses	(41)	(7,501)
Interest expense	(163)	(103)
NET LOSS	$(3,688)	$(9,639)
Other comprehensive income - pension, net	-	79

TOTAL COMPREHENSIVE LOSS	$(3,688)	$(9,560)

NET LOSS PER COMMON SHARE-BASIC AND DILUTED	$(0.19)	$(0.49)

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2026	December 31, 2025
	(unaudited)	(audited)
	(in thousands except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$3,282	$5,295
Accounts receivable, net	1,674	1,371
Prepaid expenses and other assets	910	608
Assets held for sale	1,792	1,827
Total current assets	7,658	9,101

PROPERTY & EQUIPMENT, NET	18,852	18,243

OTHER ASSETS
Deferred development costs - Development projects	17,334	15,720
Deferred development costs - Agave venture	2,485	1,680
Right of use assets	510	518
Other noncurrent assets	2,786	2,706
Total other assets	23,115	20,624
TOTAL ASSETS	$49,625	$47,968

LIABILITIES & STOCKHOLDERS' EQUITY
LIABILITIES
CURRENT LIABILITIES
Accounts payable	$1,608	$2,774
Payroll and employee benefits	857	1,159
Accrued retirement benefits, current portion	1,598	1,620
Deferred revenue, current portion	975	833
Long-term debt, current portion	102	85
Lease liability, current portion	128	106
Other current liabilities	1,282	786
Total current liabilities	6,550	7,363

LONG-TERM LIABILITIES
Line of credit	8,500	4,000
Deferred revenue, noncurrent portion	1,033	1,100
Deposits	1,914	1,927
Long-term debt, noncurrent portion	190	102
Lease liability, noncurrent portion	380	413
Total long-term liabilities	12,017	7,542
TOTAL LIABILITIES	18,567	14,905

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Preferred stock--$0.0001 par value; 5,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock--$0.0001 par value; 43,000,000 shares authorized; 19,876,696 and 19,755,431 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively	88,658	87,580
Additional paid-in-capital	17,951	17,346
Accumulated deficit	(75,275)	(71,587)
Accumulated other comprehensive loss	(276)	(276)
Total stockholders' equity	31,058	33,063
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$49,625	$47,968

MAUI LAND & PINEAPPLE COMPANY, INC. AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(NON-GAAP) UNAUDITED

	Six Months Ended
	June 30,
	2026	2025
	(In thousands except per share
	amounts)

NET LOSS	$(3,688)	$(9,639)
Non-cash income and expenses
Interest expense	163	4
Depreciation	490	541
Amortization of licensing fee revenue	(66)	(67)
Share-based compensation
Vesting of Stock Options granted to Board Chair and Directors	204	1,098
Vesting of Stock Compensation granted to Board Chair and Directors	797	359
Vesting of Stock Options granted to CEO	401	400
Vesting of employee Incentive Stock	530	464
Bad debt expense and impairments	59	252
Pension and other post-retirement expenses	-	7,457

ADJUSTED EBITDA (LOSS)	$(1,110)	$869

	Six Months Ended	Fiscal Year Ended
	June 30,	December 31,
	2026	2025
	(in thousands)

CASH AND CASH EQUIVALENTS
TOTAL CASH AND CASH EQUIVALENTS	$3,282	$5,295